UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 4, 2010 (February 4, 2010)

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33438	94-3307935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices, including zip code)

650-358-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2010, NeurogesX, Inc. (the “Company”) issued a press release announcing new titles for certain officers of the Company as follows:

•	Stephen Ghiglieri was promoted to Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company. He was formerly the Chief Financial Officer of the Company.

•	Jeffrey Tobias, M.D. was promoted to Executive Vice President Research and Development and Chief Medical Officer of the Company. He was formerly the Chief Medical Officer.

•	Michael Markels was appointed Senior Vice President, Commercial and Business Development. He was formerly the Vice President, Commercial Operations and Business Development.

The biographical information required for this Item 5.02 is set forth in the press release attached hereto as Exhibit 99.1 and in the Company’s Definitive Proxy filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2009 (the “Proxy”), which disclosures are hereby incorporated by reference into this Item 5.02.

Other information concerning compensation, material plans and other disclosures required by this Item 5.02 is set forth in the Proxy and in the Company’s Current Report on Form 8-K filed with the SEC on January 21, 2010, which disclosures are hereby incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Form 8-K.

Exhibit No.	Description

99.1	Press Release dated February 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: February 4, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 4, 2010